UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 6, 2008

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices) Registrant’s telephone number, including area code	(Zip Code) 616-406-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Amendment of Executive and Director Deferred Compensation Arrangements. Our wholly-owned subsidiary, Mercantile Bank of Michigan (“our bank”), makes available to its officers and directors non-qualified deferred compensation arrangements. These arrangements have previously been described in the Executive Compensation section of our proxy statement. On November 6, 2008, our bank’s Board of Directors, upon recommendation of our Compensation Committee, amended the deferred compensation arrangements.
     Participants in the officer deferred compensation arrangements may elect to defer up to 100% of their salary and other cash compensation each year. Participants in the director deferred compensation arrangements may elect to defer up to 100% of their annual retainer and meeting fees. Under the deferred compensation arrangements, the amount of any compensation deferred is credited with interest monthly at a rate equal to the prime rate, as published in the Wall Street Journal, determined quarterly, on the first day of each month.
     Both before and after the November 6 amendments, withdrawals of deferred amounts were permitted for directors, when they leave the Board of Directors, and for officers, in the event of retirement, termination of employment, disability, death, change in control, or certain hardships relating to unforeseeable emergencies. Withdrawals can be made in a lump sum or installments. The November 6 amendments provide participating officers and directors with additional options for selecting withdrawal dates for deferred amounts, primarily options to select specified dates for withdrawal. The ability to select specified withdrawal dates will apply to amounts already deferred, as well as amounts that are deferred in the future. The new withdrawal options are subject to Section 409A of the Internal Revenue Code, that specifies requirements that nonqualified deferred compensation plans must meet to avoid adverse tax consequences for participants.
     The officers who participate in deferred compensation arrangements include, among many others, our Chairman, President and Chief Executive Officer, Michael H. Price, Executive Vice President, Chief Operating Officer and Secretary, Robert B. Kaminski, Jr., and Senior Vice President, Chief Financial Officer and Treasurer, Charles E. Christmas. Our bank’s directors who participate in the deferred compensation arrangements also serve as members of our Board of Directors.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation
By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer and Treasurer

Date:  November 10, 2008

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